Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-158214, 333-57028, 333-30085, 333-131658, and 333-131341) of Ecology and Environment, Inc. of our report dated October 28, 2009, relating to the consolidated financial statements and financial statement schedule listed at Item  15(a)(2), which appears in this Form 10-K.

/s/ Schneider Downs & Co., Inc.

Pittsburgh, Pennsylvania
October 28, 2009